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                                                                EXHIBIT 10.N

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, effective as of the first day of September, 1996 by and between SERVISTAR COAST TO COAST CORPORATION (the "Company"), a Pennsylvania corporation with its principal offices located at East Butler, Pennsylvania, and Paul E. Pentz ("Executive")

                          W I T N E S S E T H  T H A T

     WHEREAS, the Executive is and will be rendering valuable services to the Company and it is the desire of the Company to have the benefit of his or her continued loyalty to the Company, adherence to its policies and his or her service and counsel; and

     WHEREAS, Executive is willing to continue in the employment of the Company;

     NOW, THEREFORE, intending to be legally bound the parties hereto hereby agree as follows:

1. Employment. The Company agrees to continue Executive in its employ and Executive agrees to remain in the employ of the Company for the period stated in Paragraph 3 hereof and upon the other terms and conditions herein provided.

2. Position and Responsibilities. The Company employs Executive and Executive agrees to serve as a President and Chief Executive Officer of the Company, or such other executive position as the Company may determine, for the term and on the conditions hereinafter set forth. Executive agrees to perform such services consistent with his or her position as shall be assigned to him by the Company's Board of Directors and by the Company's President and Chief Executive Officer. If elected, Executive shall, upon request, also serve as a director or officer of any of the Company's subsidiaries or affiliated companies.

3. Terms and Duties.

      (a) Term of Employment. The period of Executive's employment under this Agreement shall commence as of the date hereof and shall continue for a period of 24 full calendar months thereafter. Twelve months prior to the end of the 24- month period, the Company agrees to consider offering another employment agreement to Executive substantially in accord with the terms hereof to commence at the end of the original period. In the event that Executive continues in full-time employ of the Company after the end of said 24-month period without a new agreement between the parties, such employment shall continue on a year-to-year basis unless 120 days written notice is given prior to the expiration of the original or extended term by one of the parties of their desire to terminate this Agreement. Continuations are subject to the terms and conditions herein.

      (b) Duties. During the period of employment hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, Executive shall devote all his or her business time, attention, skill and efforts and in conformity

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           with the policies of the Company to the faithful performance and trust of his or her duties hereunder; provided, however, that with the approval of the Board of Directors of the Company, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions or materially affect the performance of Executive's duties pursuant to this Agreement.

4. Compensation. For all services to be rendered by Executive in any capacity during the period of his or her employment under this Agreement including without limitation services as an executive, officer, director or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Executive shall be paid as compensation:

      (a)  A base salary determined by the Board of Directors annually.

      (b) Incentive compensation subject to the terms of the Company's Executive Compensation Program or successor program (Compensation Program) determined by the Board of Directors annually.

Such base salary shall be payable in accordance with the customary practices of the Company, and any incentive compensation shall be payable as provided by the terms and provisions of the Compensation Program.

5. Employee Benefits. The Company shall provide the Executive all benefits to which other executives and employees of the Company are entitled, as are commensurate with the Executive's position, subject to the eligibility requirements and other provisions of such arrangements. Such benefits shall include, but shall not be limited to, retirement benefits, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and disability insurance.

6. Reimbursement of Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his or her obligations under this Agreement.

7. Benefits Payable upon Disability. In the event of the disability (as hereinafter defined) of Executive, the Company shall pay Executive such compensation and other benefits as are then provided under the Compensation Program. As used in this Agreement the term "disability" shall mean the complete inability of Executive to perform his or her duties under this Agreement as determined by an independent physician selected with the approval of the Board of Directors and Executive. In addition, the Company may terminate Executive's employment under this Agreement in the event Executive is disabled for a period exceeding twelve (12) months, in which event Executive will be eligible for any disability insurance benefit then in effect.

8. Termination for Cause. The Company may terminate this Agreement "for cause" upon the occurrence of the following events: (i) failure of executive to diligently and conscientiously carry out the duties and obligations of his or her offices and to adhere to the policies of the



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Company; (ii) conviction of an act of dishonesty, fraud, misappropriation or embezzlement, or of any felony or crime involving moral turpitude; (iii) willful and continuing insubordination or willful misconduct in performance of Executive duties; (iv) breach by Executive of the obligations of this Agreement; (v) conduct and actions by Executive which bring discredit upon the Company or Executive or are inimical to the good conduct of the Company's operations. Termination "For Cause" under the provisions of Paragraphs 8 (i),
(iv) or (v) herein require thirty (30) days written notice by the Company to the Executive of the violations and an opportunity to cure such violations within thirty (30) days, unless the Company determines that such violations are not capable of being cured, in which case such written notice is not required.

9. Payments and Benefits to Executive Upon an Event of Termination.

      (a) Termination. An "Event of Termination" shall mean and include any of the following:

            (1) The termination of Executive's employment by reason of his or her death prior to the occurrence of any other event of termination, or

            (2) The termination by the Company of Executive's full-time employment hereunder for any reason other than pursuant to Paragraph 7 or Paragraph 8 above, or breach by Executive of this Agreement, or

            (3) Executive's resignation from the Company upon (i) material reduction in total compensation opportunity, or (ii) breach of this Agreement by the Company which has not been remedied by the Company within thirty (30) days after notice of the alleged breach. Upon the occurrence of any event described in Clauses (i) or (ii)hereof, the Executive shall have the right to elect to terminate his or her employment under this Agreement by resignation upon not less than 60 days prior written notice given within four calendar months after any such event.

      (b) Continuation of Benefits. Upon the occurrence of an Event of Termination other than the death of Executive, the Company shall grant to Executive (or in the event of his or her death during the severance period as described below, to the beneficiary or beneficiaries of his or her estate), as severance pay or liquidated damages, or both, the following benefits:

            (1)  Full salary for a severance period of fifty-two
                 (52) weeks commencing on the effective date of termination ("Severance Period") and one-half of full salary after such Severance Period for any remaining term of this Agreement.

            (2) During the Severance Period normal bonus shall be awarded at 100 percent of Executive's performance, actual company performance, and with actual affordability factor applied. Bonus will be paid at the normal time of issuance during the Severance Period and at the normal time of issuance for the prorated portion of the final bonus year. The long-term



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                 incentive award will be paid on a prorated basis for the
                 actual time worked plus the Severance Period; provided, however, that no long term incentive shall be paid with respect to any new long term incentive program or cycle that commences after the effective date of the termination. Payment will be made based on actual company performance at the normal time for payment.

            (3) The transfer of title to Executive of the Company car (if any) in use by the Executive at the time of termination.

            (4) The continuation of maturity of Capital Income opportunities during such Severance Period with payment for such opportunities to be made to Executive at end of such Severance Period.

            (5) Continued coverage of Executive and payment of premiums by the Company of Corporate Officer Life Insurance or comparable plan for Severance Period in the amount in effect at date of termination.

            (6) All such benefits as are provided under the Compensation Program for Early Retirement, (if any) as in effect at the date of termination.

            (7) In addition, the Board of Directors at its sole discretion may grant any additional benefit or compensation as it deems reasonably appropriate.

      (c) Benefits Payable upon Death of Executive. Upon the occurrence of any Event of Termination due to the death of Executive, the beneficiary or beneficiaries of his or her estate, as the case may be, shall receive the same benefits as granted to Executive under this Paragraph 9 (b) (1), (2), (3), (4), (6) and
           (7). For the purposes of construing this Paragraph 9 (c), the words "beneficiary or beneficiaries of his or her estate" shall be limited to: (i) Executive's wife and/or issue, or (ii) a Trust established by Executive for the benefit of Executive's wife and/or issue. Upon the death of Executive's wife and all issue, benefits under this Paragraph 9 (c) shall cease immediately.

      (d) Inapplicability of Payments. Executive shall not be entitled to the payments and benefits described in this Agreement if the Executive is terminated "For Cause" (as described in Paragraph 8 hereof) of if Executive retires or resigns for any reason other than those specified in Paragraph 9(a)(3) hereof.

10. Obligations and Restrictions under Agreement.

      (a) Noncompetition. During the term of his or her employment hereunder and for two years following termination of employment (unless termination is without cause or constitutes a breach of this Agreement by the Company), Executive shall not, in any state in which the Company or any subsidiary or affiliate is doing business or has customers, directly or indirectly own, manage, operate, join, control or participate in or be connected with as an officer, employee, partner,



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           stockholder, or otherwise, any business, individual, partnership, firm or corporation which is at the time engaged principally or significantly in the various businesses of the Company or any subsidiary or affiliate thereof. Nothing herein, however, shall prohibit Executive from acquiring or holding any issue of stock or securities of any company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time Executive and members of his or her immediate family do not own more than five percent of the voting securities of any such company. Executive acknowledges that the length and scope of this restriction are reasonable for the protection of the Company based upon Executive's access to confidential Company information, and Executive's position in the Company and in the industry, and warrants that such restrictions will not unreasonably interfere with Executive's ability to earn a livelihood. Executive acknowledges that a violation on his or her part of this restriction cannot be fully remedied at law and agrees to the award of injunctive relief in addition to legal remedies in event of such violation.

      (b) Confidential Information. Executive shall not, directly or indirectly, at any time during the term of his or her employment hereunder or thereafter and without regard to when or for what reason such employment shall terminate, use or permit the use of any trade secrets, customers' lists or other information of or relating to the Company or any such subsidiary or affiliate and shall not divulge such trade secrets, customers' lists and information to any person, firm or corporation whatsoever except as may be necessary in the performance of his or her duties hereunder or as may be required by an applicable law or determination of any duly constituted administrative agency.

      (c) Failure to Comply. All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with the provisions of this Paragraph 10 and, if Executive fails to comply reasonably with the provisions herein, his or her rights to any future payments or other benefits hereunder shall terminate and the Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of this Paragraph 10 shall be deemed to have occurred unless and until Executive receives written notice on behalf of the Board of Directors of the Company specifying the conduct alleged to constitute such failure.

      (d) Termination of this Agreement by either party for any reason shall not affect the obligations of Paragraph 10 (a) and (b) of this Agreement after such termination.

11. Decisions by Company. The powers of the Board of Directors of the Company may be exercised by a committee appointed by the Board and any such committee shall have the general responsibility for the administration and interpretation of this Agreement including determinations of compensation for purposes of Paragraph 4, subject to approval of the Board of Directors.



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12. Effect of Prior Agreements.  This Agreement contains the full understanding between the parties hereto and supersedes any prior employment understandings or agreements.

13. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and understandings of the Company hereunder, and this Agreement shall continue in full force and effect.

14. Continuation of Benefits. Nothing in the Agreement shall preclude the Company from discontinuing, severing or revising its qualified pension plan, qualified profit sharing plans and the Compensation Program. If any such plans or Program is terminated or revised after termination hereof and while Executive is entitled to benefits thereunder, the Company shall be deemed to satisfy its obligations herein and thereunder if it provides such benefits to Executive through alternative or successor programs or through compensation funded plans and Executive is assured against any adverse tax consequences of such programs.

15. Source of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title or interest whatever in or to any investment which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

16. Tax Withholding. The Company may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

17. General Provisions.

      (a) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Executive, and his or her successors and the Company and its successors and assigns.

      (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law; and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      (c) Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provisions



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           of this Agreement except by written instrument or the party charged with waiver or estoppel.

      (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (e) Severability. If, for any reason, any provision of this Agreement is held invalid or is modified, such invalidity or modification shall not affect any other provision of this Agreement not held invalid and each such other provision shall continue in full force and effect to the full extent consistent with law.

18. Governing Law. This Agreement has been executed and delivered in the Commonwealth of Pennsylvania, and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth.

     IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed and its seal to be affixed hereto by its duly authorized officers, and Executive has signed this Agreement, all as of the day and year first above written.


ATTEST:                                 SERVISTAR COAST TO COAST CORPORATION



BY /s/ Wendy M. Rouda                   BY /s/  Peter G. Kelly
  -------------------------------         --------------------------------
   SECRETARY                               CHAIRMAN OF THE BOARD


WITNESS:                                EXECUTIVE


   /s/ Wendy M. Rouda                   /s/ Paul E. Pentz
---------------------------------       -----------------------------------
                                            PAUL E. PENTZ



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